EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing of the Schedule 13D to which this Agreement is attached.

LKQ CORPORATION

/s/ Walter P. Hanley
Name:	Walter P. Hanley
Title:	Senior Vice President of Development
Dated:	July 17, 2015

KEYSTONE AUTOMOTIVE OPERATIONS, INC.

/s/ Walter P. Hanley
Name:	Walter P. Hanley
Title:	Vice President
Dated:	July 17, 2015

KAO ACQUISITION SUB, INC.

/s/ Walter P. Hanley
Name:	Walter P. Hanley
Title:	Vice President
Dated:	July 17, 2015

Schedule A

EXECUTIVE OFFICERS AND DIRECTORS OF LKQ CORPORATION

The name, business address, title and present principal occupation or employment of each of the directors and executive officers of LKQ Corporation are set forth below. If no address is given, the business address is 500 West Madison Street, Suite 2800, Chicago, Illinois 60661. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to LKQ Corporation. All of the persons listed below are U.S. citizens except for Sukhpal Singh Ahluwalia, who is a citizen of the United Kingdom.

Name, Title and Address	Principal Occupation	Name and Address of Organization in which Principal Occupation is Conducted
Robert L. Wagman, President and CEO, Director	President and CEO	LKQ Corporation

Dominick P. Zarcone, Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer	LKQ Corporation

John S. Quinn, Chief Executive Officer and Managing Director	Chief Executive Officer and Managing Director	LKQ Europe

Victor M. Casini, Senior Vice President, General Counsel and Corporate Secretary	Senior Vice President, General Counsel and Corporate Secretary	LKQ Corporation

Walter P. Hanley, Senior Vice President–Development	Senior Vice President – Development	LKQ Corporation

Justin L. Jude, Senior Vice President of Operations–Wholesale Parts Division	Senior Vice President of Operations –Wholesale Parts Division	LKQ Corporation

Steven Greenspan, Senior Vice President–Recycled & Refurbished Products	Senior Vice President–Recycled & Refurbished Products	LKQ Corporation

Michael S. Clark, Vice President–Finance and Controller	Vice President–Finance and Controller	LKQ Corporation

Robert A. Alberico, Senior Vice President of Human Resources	Senior Vice President of Human Resources	LKQ Corporation

Sukhpal Singh Ahluwalia, Director	Chairman of Euro Car Parts Limited	Euro Car Parts Limited

A. Clinton Allen, Independent Director	Chairman and Chief Executive Office of A.C. Allen & Company	A.C. Allen & Company

Ronald G. Foster, Director	Consultant

Joseph M. Holsten, Chairman

Blythe J. McGarvie, Director

Paul M. Meister, Director	President of MacAndrews & Forbes Holdings Inc.	MacAndrews & Forbes Holdings Inc.

John F. O’Brien, Director

Guhan Subramanian, Director	Joseph Flom Professor of Law and Business at the Harvard Law School and the H. Douglas Weaver Professor of Business Law at the Harvard Business School	Harvard Law School and Harvard Business School

EXECUTIVE OFFICERS AND DIRECTORS OF KEYSTONE AUTOMOTIVE OPERATIONS, INC.

The name, business address, title and present principal occupation or employment of each of the directors and executive officers of Keystone Automotive Operations, Inc. are set forth below. If no address is given, the business address is 500 West Madison Street, Suite 2800, Chicago, Illinois 60661. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to LKQ Corporation. All of the persons listed below are U.S. citizens.

Name, Title and Address	Principal Occupation	Name and Address of Organization in which Principal Occupation is Conducted
Robert L. Wagman, President, Director	President and CEO	LKQ Corporation

Dominick P. Zarcone, Vice President and Chief Financial Officer, Director	Executive Vice President and Chief Financial Officer	LKQ Corporation

Michael S. Clark, Vice President–Finance and Controller	Vice President–Finance and Controller	LKQ Corporation

Harold L. Hooks, Jr., Vice President–Tax	Vice President–Tax	LKQ Corporation

Victor M. Casini, Vice President	Senior Vice President, General Counsel and Corporate Secretary	LKQ Corporation

Walter P. Hanley, Vice President	Senior Vice President – Development	LKQ Corporation

Matthew J. McKay, Secretary	Associate General Counsel	LKQ Corporation

EXECUTIVE OFFICERS AND DIRECTORS OF KAO ACQUISITION SUB, INC.

The name, business address, title and present principal occupation or employment of each of the directors and executive officers of KAO Acquisition Sub, Inc. are set forth below. If no address is given, the business address is 500 West Madison Street, Suite 2800, Chicago, Illinois 60661. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to LKQ Corporation. All of the persons listed below are U.S. citizens.

Name, Title and Address	Principal Occupation	Name and Address of Organization in which Principal Occupation is Conducted
Robert L. Wagman, President, Director	President and CEO	LKQ Corporation

Dominick P. Zarcone, Vice President and Chief Financial Officer, Director	Executive Vice President and Chief Financial Officer	LKQ Corporation

Michael S. Clark, Vice President–Finance and Controller	Vice President–Finance and Controller	LKQ Corporation

Harold L. Hooks, Jr., Vice President–Tax	Vice President–Tax	LKQ Corporation

Victor M. Casini, Vice President	Senior Vice President, General Counsel and Corporate Secretary	LKQ Corporation

Walter P. Hanley, Vice President	Senior Vice President – Development	LKQ Corporation

Matthew J. McKay, Secretary	Associate General Counsel	LKQ Corporation